LOAN AGREEMENT
(“The Agreement”)

As of the 8th of December 2016

BETWEEN:
Dr. Max Zhu, residing at Flat E, 6/F, Tower 2, Lake Silver, Ma On Shan, Hong Kong, (“the Lender”) and

Cantabio Pharmaceuticals, Inc., 2150 Oakmead Parkway, Sunnyvale, CA 94085 (“the Borrower”)

WHEREAS:

The borrower has requested a loan from the Lender for working capital purposes and the Lender has agreed to grant such loan

IT IS HEREBY AGREED AS FOLLOWS:

1. The following expressions shall, where the context admits, have the following meanings;
.	a) “Events of Default” means the events described in Clause 7;
.	b) “Loan” means the sum of USD forty five thousand dollars ($45,000) which will be owed by the Borrower to the Lender;
c) “Repayment Term” means a duration of 6 months, expiring on 8th June 2017;

2. The Borrower will:
a) repay the Loan on or before the end of the Repayment Term.
.
b)  be subject to 13% interest per annum on the Loan, calculated pro rata for the period between the date of the arrival of the Loan in the Borrower’s specified bank account and the end of the Repayment Term.

.	c) be subject to 18% interest per annum on the Loan, calculated pro rata from the end of the Repayment Term to the date of the arrival in the Lender’s account the full repayment amount of the Loan.

3.  The Lender will:
a) wire the full amount of the Loan within two business days after the date of  completion of this agreement to the bank account specified by the Borrower in  Appendix A.

b) Provide  on  the  Borrower’s  request  the  bank  account  details  for  the  repayment  of the loan.

4.  All  payments  to  be  made  by  the  Borrower  shall  be  made  free  and  clear  without  deduction  of  any  taxes,  levies,  imposts,  duties,  charges,  fees,  deductions  or  withholding of any nature unless deduction or withholding of the same is required by  law.    In  the  event  the  Borrower  shall  pay  to  the  Lender  such  additional  amounts  as  will  result  in  the  Lender  receiving  the  full  amount  which  would  have  been  received  had no such deduction or withholding been required.

5. The Borrower represents and warrants:
a) that  the  acceptance  of  the  Loan  and  the  performance  of  the  Agreement  are  within  its  corporate  powers  and  that  there  is  no  provision  in  any  law,  trust  deed  or  other  agreement  binding  on  the  Borrower  which  would  conflict  with  or prevent the Borrower from entering into and performing the Agreement in  accordance with its terms.

b) that  there  are  no  pending  or  threatened  actions,  proceedings  or  happenings which  might  materially  affect  the  Borrower  from  entering  into  and performing the Agreement in accordance with its terms.

6. The  Borrower  undertakes  that  whilst  any  amount  remains  outstanding  under  the  Agreement:

a) it will advise the Lender as soon as it becomes aware that an Event of Default  has occurred;

7. If any Event of Default shall occur the Lender may, at its absolute discretion

a) give  notice  that  an  Event  of  Default  has  occurred,  and  without  prejudice  to  any  other  right  or  remedy  the  Lender  may  have,  the  amount  then  outstanding  on  the  Loan  will  become  immediately  due  and  payable  together  with  any  accrued  interest  or  other  amount  that  shall  be  accrued  thereunder.   No  failure  or  delay  on  the  part  of  the  Lender  to  exercise  any  power,  right  or  remedy  it  may  have  under  the  terms  of  the  Agreement  shall  operate  as  a  waiver  thereof,  nor  shall  any  exercise  or  waiver  of  any  such  power,  right  or  remedy preclude its further exercise, or the exercise of any other power, right  or remedy.  The powers, rights and remedies hereby provided are cumulative  and are not exclusive of any powers, rights or remedies provided by law.

8. The Events of Default are:

.	a) if the Borrower fails to pay any monies due hereunder when the same become due, or
.
b)  if  a  petition  is  presented  or  an  order  is  made  or  an  effective  resolution  is passed  for  the  winding  up  of  the  Borrower,  or  if  circumstances  occur  which  would  justify  the  appointment  of  a  receiver  or  administrative  receiver  (or  similar person) of all or any part of the business, undertaking or assets of the  Borrower, or

.	c) if the Borrower ceases or threatens to cease to carry on its business or any material part of the business, or
.
d)  if  the  Borrower  sells,  leases  or  otherwise  disposes  of  all  or  a  substantial  part of  its  business,  undertaking  or  assets  by  one  or  more  transactions  whether  related  or  not  other  than  leases  of  assets  or  transfers  or  other  disposal  of  assets in the ordinary course of business, or

.	e) if any encumbrancer takes possession or a receiver is appointed of any part of the Borrower’s assets, business or undertaking, or
.
f)  if  any  distress  execution  sequestration  or  other  process  levied  or  enforced  upon or sued out against the Borrower’s property in respect of a debt due by  the Borrower and is not discharged within twenty-one days, or

.	g) if the Borrower convenes a meeting of, or proposes to enter into any arrangement for the benefit of or composition with its creditors, or
.	h) if any of the representations and warranties contained herein shall prove to be incorrect, or
.	i) if the Borrower breaches any of the undertakings herein contained, or
.	j) if anything analogous to any of the events specified in paragraphs a) to i) occurs under the laws of any applicable jurisdiction.

9. The  Borrower  may  at  any  time  before  the  end  of  the  Repayment  Term  make  a  request  to  the  Lender  in  writing  to  increase  the  amount  of  the  Loan,  adjust  the  interest  rate  applicable  to  the  outstanding  Loan  or  extend  the  Repayment  Term.  Such  request  must  be  in  writing  and  delivered  to  the  Lender  no  later  than  14  days  before  the  end  of  the  Repayment  Term.  Any  agreement  to  such  request  is  at  the  absolute  discretion  of  the  Lender  and  will  be  delivered  in  writing  to  the  Borrower  and a copy attached to the Agreement.

10. This  Agreement  shall  be  governed  by  and  construed  in  accordance  with  the  laws  of  the jurisdiction of the Borrower.

11. The  parties  hereby  submit  to  the  exclusive  jurisdiction  of  the  courts  of  the  jurisdiction  of  the  Borrower,  in  relation  to  any  disputes  that  may  arise  out  of  or  in  connection  with  this  agreement  and  the  parties  hereby  waive  any  objections  on  the  ground of venue or forum non convenience or any similar grounds.

IN WITNESS WHEREOF the parties hereto have executed this deed the day and year first  written above.

/s/ Gergely Toth
Cantabio Pharmaceuticals, Inc.
Gergely Toth, PhD, MBA
CEO
(The Borrower)

/s/ Max Zhu
Dr. Max Zhu
(The Lender)